Exhibit 10

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D, dated September 1, 2023, with respect to the Class A Common Stock of Better Home & Finance Holding Company is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 1st day of September, 2023.

LCG4 BEST, L.P.

By:	L Catterton Growth Managing Partner IV, L.P.
its General Partner

By:	LCG4 Managers, L.L.C.
its General Partner

By:	/s/ Daniel T. Reid
Name: Daniel T. Reid
Title: Authorized Person

L CATTERTON GROWTH MANAGING PARTNER IV, L.P.

By:	LCG4 Managers, L.L.C.
its General Partner

By:	/s/ Daniel T. Reid
Name: Daniel T. Reid
Title: Authorized Person

LCG4 MANAGERS L.L.C.

By:	/s/ Daniel T. Reid
Name: Daniel T. Reid
Title: Authorized Person

/s/ J. Michael Chu
J. Michael Chu

/s/ Scott A. Dahnke
Scott A. Dahnke